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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):   April 11, 1997
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                        Global Diamond Resources, Inc.
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             (Exact name of registrant as specified in its charter)



          Nevada                        0-21635                  33-0213535
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)



      836 Prospect Street, Suite 2B, La Jolla, California       92037
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      (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (619) 459-1928
                                                    --------------



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Not applicable.

ITEM 5.  OTHER EVENTS.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 8.  CHANGE IN FISCAL YEAR.

     Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     In March 1997, the Company entered into separate agreements with three parties ("Agreements") pursuant to which those parties agreed to purchase, at prices ranging from $1.60 to $2.20 per share, 802,931 shares of Common Stock for a total of $1,500,000. The offering is being conducted pursuant to Regulation S under the Securities Act of 1933. The transactions under the Agreements are expected to close at various dates through April 29, 1997. Through April 11, 1997, subscriptions totalling $548,020 have been received by the Company in connection with these Agreements. The consideration received consists of $235,520 in cash and 100,000 shares of a publicly traded company with a market value as of April 11, 1997 of $312,500. Subject to the Company's receipt of the entire $1,500,000 of proceeds under the Agreements, the Company has agreed to issue to a finder unaffiliated with the Company 60,000 shares of Common Stock and a common stock purchase warrant entitling the holder to purchase 1,500,000 shares of Common Stock at an exercise price of $.50 per share for three year period ending March 31, 2000.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Global Diamond Resources, Inc.
                              (Registrant)



Date:  April 24, 1997         By:/s/ Mervyn McCulloch
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                                 Mervyn McCulloch, Chief Financial Officer

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